Capital Solutions Inc.

#75 2220 Otay Lakes Road suite 201 ,
Chula Vista, Ca 91915

CONSULTING AGREEMENT

This Agreement (the "Agreement") is dated January 22, 2012 and is entered into by and between Del Toro Silver Corp. (hereinafter referred to as "Client"") and ATG Inc (hereinafter referred to as "Consultant").

1. **CONDITIONS**. This Agreement will not take effect, and Consultant will have no obligation to provide any service whatsoever, until after Client returns a signed copy of this Agreement to Consultant (either by email or facsimile copy). Client shall be truthful with Consultant in regard to any relevant material regarding Client, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

CLIENT'S INITIALS: ___

Upon execution of this Agreement, Client agrees to cooperate with Consultant in carrying out the purposes of this Agreement, keep Consultant informed of any developments of importance pertaining to Client's business and abide by this Agreement in its entirety.

2. **SCOPE AND DUTIES**. During the term of this Agreement, Consultant will perform the following services for Client:

2.1 **DUTIES TO BE PERFORMED FOR CLIENT**

GENERAL OPTIONAL FINANCIAL MEDIA RELATIONS MENU SERVICES

- Strategic Planning and Partnering Licensing Agreements and Marketing Promotions featuring Client
- Review and rewrite [if necessary, as determined by Client] of Client-issued press releases
- Assistance in distribution of Client news as appropriate and in concert with milestones and newsworthy events [DOW, BLOOMBERG, REUTERS, ET. AL]
- Distribute Client news and relevant information to market makers, financial media, selected Internet stock pages/threads and OTC analyst community (with Radio Show)
- News Print Dissemination - All newsworthy items and press releases will be delivered to fifty-five individuals associated with newspapers, magazines and other printed material. We possess valued relationships with major newspapers, magazines and other forms of printed advantages. Your newsworthy events or products and services, depending on uniqueness, are provided to these groups.
- Provide general financial public relations support to Client

RETAIL SUPPORT

- Facilitate introductions to criteria-specific Broker-Dealers to assist in 'retail' support
- Facilitate introductions to criteria-specific Market Makers to assist in 'retail' support
- Participate in Client due diligence presentation(s) to Broker-Dealers and Market Makers

AUDIO WEBCAST SERVICES [INTERNET ONLY]

- Feature Client in monthly Internet Chat Webcasts during the Term (as hereinafter defined)
- Pre-announce all Webcasts and Video Feature on Client to Broker-Dealer, Market-Maker Database and Opt-In database
- Archiving of Webcasts and interviews to Client website for two (2) years from the Effective Date (as hereinafter defined)
- Announce interviews on all OTC and Small/Micro Cap News and Message servers [press releases NOT included]
- Conversion of all Webcasts and Video Features on Client and interviews to .wav,.mpg or applicable format, with transmission of same to Client for its unlimited use during the Term and after the Term ends

SHAREHOLDER COMMUNIQUE PRODUCTION

Write, edit and graphically produce, bind and in-house printing of a 4-color 'Shareholder Communiqué'
Conversion of 'Shareholder Communiqué' to .pdf format [Adobe Acrobat] and transmission thereof to Client for Client's unlimited use during the Term and after the Term ends
Archive 'Shareholder Communiqué' on Client website

2.2 **Advice and Counsel**. Consultant may provide advice and counsel regarding Client's strategic business and financial plans, strategy and negotiations with potential lenders/investors, joint venture, corporate partners and others involving financial and financially-related transactions.

2.3 **Introductions to the Investment Community**. Consultant has a familiarity or association with numerous broker/dealers and investment professionals across the country and will enable contact between Client and/or Client's affiliate to facilitate business transactions among them. Consultant shall use its contacts in the brokerage community to assist Client in establishing relationships with private equity capital sources (venture capital, etc.) and securities dealers while providing the most recent information about Client to interested securities dealers on a

regular and continuous basis. Consultant understands that this is in keeping with Client's business objectives and plan to market Client's business or project to the investment community.

2.4 **Client and/or Client's Affiliate Transaction Due Diligence**. Consultant may participate and assist Client in the due diligence process on all proposed financial transactions affecting Client of which Consultant is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

2.5 **Additional Duties**. Client and Consultant shall mutually agree upon any additional duties that Consultant may provide for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.6 **Standard of Performance**. Consultant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Consultant is not responsible for the performance of any services which may be rendered hereunder if the Client fails to provide the requested information in writing prior thereto. The services of Consultant shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant. Consultant cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above. If an interest is expressed in satisfying all or part of Client's financial needs, Consultant shall notify Client and advise it as to the source of such interest and any terms and conditions of such interest. Consultant's duty is to introduce and market Client's funding request to appropriate funding sources. Consultant will in no way act as a "broker -dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by Client, Client may be required to communicate directly with potential funding sources.

2.7 **Unjustly enriched** The parties intend this agreement to outline transactions planned to take place as described in duties of consultant and to accommodate the intended services. If for any reason any transaction does not occur or or the shares are not freely and electronically transferable by Consultant, the agreement is null and void, except any completed transaction will stand and if (in the unlikely event) only one side of any transaction has occurred, both parties agree that neither party shall be unjustly enriched and any party receiving consideration without performing or sending the agreed consideration will promptly return the one sided consideration.

2.8 **Non-Guarantee** Consultant promises to exercise best efforts in its duties and responsibilities in its entirety and makes no guarantee it will be successful in any claims made to the Client either verbally and pursuant to any results and claims stipulated in this agreement. Any comments made regarding potential time frames and anything that pertains to the outcome of the Client's requests are expressions of opinion only. Client acknowledges and agrees it is not required to make exclusive use of Consultant for any services and Consultant holds no exclusive rights to the Client's project.

Agreed, Client INITIALS: ________

3. **COMPENSATION TO Consultant**

3.1 As compensation for Consultant performing the services detailed herein for forty five (45) days ("Term"), a period which begins when Client receives a fully executed copy of this Agreement ("Effective Date"), Client shall compensate Consultant with: $19,000 USD within two (2) business days after Client receives a fully-executed copy of this Agreement; and 300,000 shares of restricted, Rule 144 stock in Client (the "Shares"), which shall be delivered to Consultant within ten (10) calendar days after Client receives a fully-executed copy of this Agreement.

3.2 The Consultant hereby represents and warrants to and covenants with the Client (which representations, warranties and covenants shall survive the end of the services) that:

(a) The Consultant is a U.S. Person and is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933 and as that term is defined in National Instrument 45-106 ("NI 45-106") adopted by the Canadian Securities Administrators (the "CSA"), and satisfies one of the categories of registration and prospectus exemptions provided for therein; and

(b) The Consultant agrees and acknowledges that none of the Shares have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.

(c) The Consultant hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET

Term. **THE TERM CAN BE EXTENDED IF AND AS AGREED BY THE PARTIES. THIS AGREEMENT MAY BE CANCELLABLE AT ANY TIME BY EITHER PARTY IN WRITING, BUT ONLY AFTER EACH MONTH'S WORK HAS BEEN PERFORMED. IF THIS AGREEMENT IS TERMINATED, COMPENSATION RECEIVED SHALL BE RETAINED BY CONSULTANT AND NO FURTHER FEES SHALL BE DUE.**

3.2 **Non Circumvention**. In and for valuable consideration, Client hereby agrees that Consultant may introduce (whether by written, oral, data, or other form of communication) Client to one or more opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trusts, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorship's and similar entities (an ""Opportunity"" or ""Opportunities""). Client further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Consultant, and shall be treated as confidential information by Client, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Consultant in which Consultant is directly and actively involved, and never without Consultant's prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly through Consultant, without the prior written approval of Consultant. Consultant is relying on Client's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client's signed assent to these terms, Consultant would not introduce any Opportunity or disclose any confidential information to Client as herein described.

3.3 **Arbitration.** The parties herein agree to arbitrate any dispute pursuant to the guidelines set forth by the American Arbitration Association. Arbitration to be completed in San Diego County, California **NOTE: IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Consultant

ATG Inc

BY:

Its:

Date:____________________

Client:

Del Toro Silver Corp.

By: Gregory W Painter

Its: President, CEO

Date: 1/27/12

{W0127458.DOC}